Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78491, 33-58565, 333-133012, 333-155768 and 333-171631) of our report dated November 13, 2012 with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in the Annual Report on Form 10-K for the year ended August 26, 2012.

/s/ Schechter Dokken Kanter
     Andrews & Selcer Ltd

Minneapolis, Minnesota
November 13, 2012